                                  EXHIBIT 21.1

                             LIST OF SUBSIDIARIES OF
                       ACTION PERFORMANCE COMPANIES, INC.
                            (AS OF DECEMBER 20, 1999)


                                                                        STATE OR COUNTRY
                                                                        OF INCORPORATION
NAME OF SUBSIDIARY                                                       OR ORGANIZATION
------------------                                                      ----------------
Action Corporate Services, Inc.                                            Arizona
Action Performance Holdings GmbH                                           Germany
Action Performance International, Ltd.                                     United Kingdom
Action Racing Collectables, Inc.                                           Arizona
Action Sports Image, L.L.C.                                                Arizona
APC Europe GmbH                                                            Germany
APC Minichamps GmbH(1)                                                     Germany
AW Acquisition Corp.                                                       Arizona
Chase Racewear L.L.C.                                                      North Carolina
Creative Marketing & Promotions, Inc.                                      North Carolina
Danhausen GmbH                                                             Germany
Goodsports Holdings Pty. Ltd.                                              Australia
Goodsports International, Ltd.(2)                                          United Kingdom
Goodsports International Pty. Ltd.(3)                                      Australia
Goodsports Sportswear Pty. Ltd.(3)                                         Australia
goracing.com, inc.                                                         Delaware
goracing Direct Sales, L.L.C.(4)                                           Arizona
goracing Interactive Services, Inc.(4)                                     Arizona
Grand Prix, Inc. Ltd.(5)                                                   United Kingdom
Lang Miniaturen GmbH & Co. KG.                                             Germany
Minichamps GmbH & Co. KG.                                                  Germany
Paul's Model Art GmbH & Co. KG.                                            Germany
Performance Plus Nutritional, L.L.C.                                       Delaware
RYP, Inc.                                                                  North Carolina
Racing Collectables Club of America, Inc.(6)                               Arizona
The Fan Club Company, L.L.C.(4)                                            Arizona

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(1) wholly owned subsidiary of Action Performance Holdings GmbH
(2) wholly owned subsidiary of Action Performance International, Ltd.
(3) wholly owned subsidiary of Goodsports Holdings Pty. Ltd.
(4) wholly owned subsidiary of Racing Collectables Club of America, Inc.
(5) wholly owned subsidiary of Goodsports International, Ltd.
(6) wholly owned subsidiary of goracing.com, inc.